UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
July 1, 2008
CRAFTMADE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26667	75-2057054
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
650 South Royal Lane, Suite 100
Coppell, Texas 75019
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 393-3800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Employment Agreement. James R. Ridings retired as the Chief Executive Officer of Craftmade International, Inc. (the “Company”) effective June 30, 2008. Effective July 1, 2008, the Company entered into a one-year employment agreement (the “Employment Agreement”) with Mr. Ridings pursuant to which he will serve as Senior Executive Advisor to the Company’s Board of Directors (the “Board”) and Chief Executive Officer. Mr. Ridings will receive $20,000 per month for his service as Senior Executive Advisor.
     The foregoing summary of the terms of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 99.1 hereto.
     Consulting Agreement. Effective July 1, 2008, the Company amended its consulting agreement (the “Consulting Agreement”) with William E. Bucek, a director of the Company, to extend the term after June 30, 2008 at each successive regular Board meeting at the discretion of the Board. In addition, the Consulting Agreement was amended to clarify that Mr. Bucek’s performance thereunder has not compromised his status as an independent director pursuant to Nasdaq regulations and that he is eligible to serve as a member of any of the Board’s committees.
     The foregoing summary of the terms of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, which is filed as Exhibit 99.2 hereto.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
99.1	Employment Agreement with James R. Ridings dated as of July 1, 2008.

99.2	Amendment to Consulting Agreement with William E. Bucek dated as of July 1, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAFTMADE INTERNATIONAL, INC.
Date: July 8, 2008	By:	/s/ J. Marcus Scrudder
J. Marcus Scrudder
Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Employment Agreement with James R. Ridings dated as of July 1, 2008.

99.2	Amendment to Consulting Agreement with William E. Bucek dated as of July 1, 2008.